Exhibit 99.1

Ethan Allen Interiors Inc.
Investor / Media Contact:
David R. Callen

Vice President Finance & Treasurer

203-743-8305

ETHAN ALLEN REPORTS RESULTS FOR

FISCAL YEAR AND QUARTER ENDED JUNE 30, 2013

DANBURY, CT - July 24, 2013 – Ethan Allen Interiors Inc. (NYSE: ETH) today reported operating results for the fiscal year and three months ended June 30, 2013. Please refer to the accompanying financial statements and reconciliations to non-GAAP measures discussed below.

Fiscal 2013 Highlights:

●	Adjusted net income per diluted share of $1.31 grew 39% with flat sales compared to the prior fiscal year
●	Adjusted operating profits were $69 million, a 33% increase
●	Gross margin improved by 110 basis points to 54.6%
●	Company Retail division adjusted operating profit increased to $14.5 million , a positive change of $24.1 million from the previous year and net sales increased 3.4%
●	Cash dividends to stockholders of $22 million, an increase of 176%
●	Cash and securities at June 30, 2013 totaled $104 million

Fourth Quarter Highlights:

●	Adjusted net income per diluted share of $0.34 grew 26% with 1.7% lower net sales
●	Adjusted operating income of $17.5 million grew 23%
●	Gross margin of 54.0% compared to 53.9% the prior year
●	Company Retail division adjusted operating profit increased to $4.2 million from a loss of $1.0 million with a net sales increase of 1.1%
●	Repurchased $24 million of bonds bringing outstanding balance to $129 million
●	Retail division written orders decreased 1.9% including a decline of 0.9% in comparable design center written orders

Farooq Kathwari, Chairman and CEO commented, “We are gratified with our strong performance in earnings due to major improvements in all areas but especially in the operations of the Retail division. This major increase took place despite flat sales. Written and delivered sales were impacted by several factors including significant reductions in clearance events, lower international shipments, and timing of events.”

Mr. Kathwari concluded, “Our many initiatives in fiscal 2013 positioned us for the opportunity to increase sales in fiscal 2014 and to continue improving our profitability. We are cautiously optimistic regarding our growth opportunities in fiscal 2014.”

Financial Results:

Net sales for the twelve months ended June 30, 2013 remained stable at $729.1 million. The Company’s Retail division net sales increased 3.4% to $578.3 million including comparable design center net sales growth of 3.3%. Net income for the year ended June 30, 2013 was $32.5 million or $1.11 per diluted share compared with $49.7 million or $1.71 per diluted share in the prior year. The prior year results included $23.9 million in non-cash tax benefits. Adjusted net income for the year grew 39% to $1.31 per diluted share or $38.4 million from $0.94 per diluted share or $27.5 million in the prior year quarter.

Net sales for the quarter ended June 30, 2013 decreased 1.7% over the prior year to $182.3 million. The Company’s Retail division net sales increased 1.1% to $145.3 million including comparable design center net sales growth of 2.5%. Retail division written orders recorded during the fourth quarter decreased 1.9% including a decline of 0.9% in comparable design center written orders. Net income for the quarter ended June 30, 2013 was $8.2 million or $0.28 per diluted share compared with $7.3 million or $0.25 per diluted share in the prior year quarter. Adjusted earnings for the quarter grew 26% to $0.34 per diluted share or $9.9 million from $0.27 per diluted share or $7.8 million in the prior year quarter.

Analyst Conference Call

Ethan Allen will conduct a conference call at 11:00 AM (Eastern) on Thursday, July 25th to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-835-8908 with conference ID# 1616313.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus two plants in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2012 (the “2012 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2012 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Twelve Months Ended
	06/30/13	06/30/12	06/30/13	06/30/12

Net sales	$182.3	$185.3	$729.1	$729.4
Gross margin	54.0%	53.9%	54.6%	53.5%
Operating margin	9.0%	7.7%	8.3%	6.8%
Operating margin (excluding special items*)	9.6%	7.7%	9.4%	7.1%
Net income	$8.2	$7.3	$32.5	$49.7
Net income (excluding special items* and unusual income tax effects)	$9.9	$7.8	$38.4	$27.5
Operating cash flow	$16.9	$9.9	$61.3	$37.7
Capital expenditures	$2.5	$3.0	$19.0	$22.9
Acquisitions	$0.2	$0.0	$0.8	$0.5
Treasury stock repurchases	$0.0	$0.5	$0.0	$1.4

EBITDA	$19.2	$18.9	$76.4	$68.3
EBITDA as % of net sales	10.5%	10.2%	10.5%	9.4%

EBITDA (excluding special items*)	$22.1	$18.8	$86.7	$70.4
EBITDA as % of net sales (excluding special items*)	12.1%	10.1%	11.9%	9.6%

Selected Financial Data by Business Segment:
	Three Months Ended		Twelve Months Ended
	06/30/13	06/30/12	06/30/13	06/30/12
Retail
Net sales	$145.3	$143.7	$578.3	$559.4
Operating margin	2.2%	-0.7%	1.4%	-2.1%
Operating margin (excluding special items*)	2.9%	-0.7%	2.5%	-1.7%

Wholesale
Net sales	$106.7	$112.8	$434.4	$456.9
Operating margin	12.4%	13.2%	11.7%	14.1%
Operating margin (excluding special items*)	12.4%	13.2%	12.1%	14.1%

* Special items consist of restructuring, impairment, transition charges and other certain items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Twelve Months Ended
	06/30/13	06/30/12	06/30/13	06/30/12

Net sales	$182,251	$185,316	$729,083	$729,373
Cost of sales	83,907	85,407	330,734	339,085
Gross profit	98,344	99,909	398,349	390,288
Selling, general and administrative expenses	81,878	85,575	337,912	340,591
Operating income	16,466	14,334	60,437	49,697
Interest and other income	(1,677	200	(1,485)	562
Interest expense	2,186	2,206	8,778	9,020
Income before income taxes	12,603	12,328	50,174	41,239
Income tax expense (benefit)	4,409	5,029	17,696	(8,455)
Net income	$8,194	$7,299	$32,478	$49,694

Basic earnings per common share:
Net income per basic share	$0.28	$0.25	$1.13	$1.72
Basic weighted average shares outstanding	28,905	28,856	28,864	28,824

Diluted earnings per common share:
Net income per diluted share	$0.28	$0.25	$1.11	$1.71
Diluted weighted average shares outstanding	29,319	29,179	29,239	29,109

Comprehensive income:
Net income	$8,194	$7,299	$32,478	$49,694
Other comprehensive income
Currency translation adjustment	(946	(687)	(506)	(1,154)
Other	9	(3)	56	(38)
Other comprehensive income (loss) net of tax	(937	(690)	(450)	(1,192)
Comprehensive income	$7,257	$6,609	$32,028	$48,502

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	June 30,	June 30,
	2013	2012

Assets
Current assets:
Cash and cash equivalents	$72,601	$79,721
Marketable securities	15,529	9,005
Accounts receivable, net	12,277	14,919
Inventories	137,256	155,739
Prepaid expenses & other current assets	22,907	23,408
Total current assets	260,570	282,792

Property, plant and equipment, net	291,672	295,695
Intangible assets, net	45,128	45,128
Restricted cash and investments	15,433	15,416
Other assets	4,482	5,757

Total Assets	$617,285	$644,788

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	480	250
Customer deposits	59,098	65,465
Accounts payable	22,995	27,315
Accrued expenses & other current liabilities	50,366	58,047
Total current liabilities	132,939	151,077

Long-term debt	130,809	154,250
Other long-term liabilities	19,180	17,593
Total liabilities	282,928	322,920

Shareholders' equity	334,357	321,868

Total Liabilities and Shareholders' Equity	$617,285	$644,788

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Twelve Months Ended June 30, 2013 and 2012

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net Income / Earnings Per Share
Net income	$8,194	$7,299	$32,478	$49,694
Special items net of related tax effects *	1,861	(57)	6,544	1,318
Unusual income tax effects	(191)	529	(617)	(23,508)
Net income (excluding special items* and unusual income tax effects)	$9,864	$7,771	$38,405	$27,504
Basic weighted average shares outstanding	28,905	28,856	28,864	28,824

Earnings per basic share	$0.28	$0.25	$1.13	$1.72
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.34	$0.27	$1.33	$0.95

Diluted weighted average shares outstanding	29,319	29,179	29,239	29,109
Earnings per diluted share	$0.28	$0.25	$1.11	$1.71
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.34	$0.27	$1.31	$0.94

Consolidated Operating Income / Operating Margin
Operating income	$16,466	$14,334	$60,437	$49,697
Add: special items *	1,007	(90)	8,382	2,075
Operating income (excluding special items*)	$17,473	$14,244	$68,819	$51,772

Net sales	$182,251	$185,316	$729,083	$729,373
Operating margin	9.0%	7.7%	8.3%	6.8%
Operating margin (excluding special items*)	9.6%	7.7%	9.4%	7.1%

Wholesale Operating Income / Operating Margin
Wholesale operating income	$13,192	$14,852	$50,843	$64,436
Add: special items	43	-	1,886	131
Wholesale operating income (excluding special items*)	$13,235	$14,852	$52,729	$64,567
Wholesale net sales	$106,749	$112,846	$434,439	$456,915
Wholesale operating margin	12.4%	13.2%	11.7%	14.1%
Wholesale operating margin (excluding special items*)	12.4%	13.2%	12.1%	14.1%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$3,234	$(944)	$8,016	$(11,522)
Add: special items	964	(90)	6,496	1,944
Retail operating income (loss) (excluding special items*)	$4,198	$(1,034)	$14,512	$(9,578)
Retail net sales	$145,322	$143,730	$578,284	$559,417
Retail operating margin	2.2%	-0.7%	1.4%	-2.1%
Retail operating margin (excluding special items*)	2.9%	-0.7%	2.5%	-1.7%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Twelve Months Ended June 30, 2013 and 2012

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

EBITDA
Net income	$8,194	$7,299	$32,478	$49,694
Add: interest expense, net	2,054	2,059	8,219	8,478
income tax expense	4,409	5,029	17,696	(8,455)
depreciation and amortization	4,494	4,489	18,008	18,581
EBITDA	$19,151	$18,876	$76,401	$68,298
Net sales	$182,251	$185,316	$729,083	$729,373
EBITDA as % of net sales	10.5%	10.2%	10.5%	9.4%

EBITDA	$19,151	$18,876	$76,401	$68,298
Add: special items*	2,931	(90)	10,306	2,075
EBITDA (excluding special items)	$22,082	$18,786	$86,707	$70,373
Net sales	$182,251	$185,316	$729,083	$729,373
EBITDA as % of net sales (excluding special items)	12.1%	10.1%	11.9%	9.6%

* Special items consist of restructuring, impairment, transition charges and certain other items.
Related tax effects are calculated using a normalized income tax rate.